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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 30, 2003

COMMUNITY BANCORP, INC.

Massachusetts (State or other jurisdiction of incorporation)	33-12756-B (Commission File Number)	04-2841993 (IRS Employer Identification No.)

17 Pope Street
Hudson, Massachusetts 01749

Registrant's telephone number, including area code: (978) 568-8321

Not Applicable
(Former name or former address, if changed since last report)

Items 1 through 4.    Not applicable

Items 5.    Other Events

        On July 30, 2003, Citizens Financial Group, Inc. ("Citizens") and Community Bancorp, Inc. ("Community") entered into an Agreement and Plan of Merger (the "Agreement") by and among Citizens Bank of Massachusetts ("Citizens Bank"), a wholly-owned subsidiary of Citizens, Citizens and Community. Under the terms of the Agreement, Citizens will acquire Community, the holding company for Community National Bank in a cash merger transaction of $19.75 per share, or an aggregate of $115.8 million based on shares outstanding. Community announced the merger in a press release dated July 30, 2003, a copy of which is attached hereto as Exhibit 99.1.

        Pursuant to the Agreement, Community National Bank will become part of Citizens Bank. The transaction has the approval of the boards of directors of Citizens and Community. The acquisition is subject to customary conditions, including shareholder and regulatory approval, and is expected to close in the fourth quarter of 2003.

        The Exhibit 99.1 referred to in this Item 5 is filed as part of this report and is incorporated herein by reference.

Item 6.    Not applicable

Item 7.    Financial Statements and Exhibits

    (a)
    No financial statements are required to be filed with this report.

    (b)
    No pro forma financial information is required to be filed with this report.

    (c)
    Exhibits:

        The following Exhibits are filed as part of this report:

EXHIBIT NO.	Description
2.1	Agreement and Plan of Merger, July 30, 2003, by and among Citizens Bank of Massachusetts, Citizens Financial Group, Inc., and Community Bancorp, Inc.
4.1	Second Amendment to Shareholder Rights Agreement dated July 29, 2003.
99.1	Press Release dated July 30, 2003.

Items 8 through 12.    Not applicable

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP, INC.
Date: July 30, 2003	By:	/s/ JAMES A. LANGWAY James A. Langway President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
2.1	Agreement and Plan of Merger, dated July 30, 2003, by and among Citizens Bank of Massachusetts, Citizens Financial Group, Inc. and Community Bancorp, Inc.
4.1	Second Amendment to Shareholder Rights Agreement dated July 29, 2003.
99.1	Press Release dated July 30, 2003.

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SIGNATURES
EXHIBIT INDEX